[Letterhead of Cooper & Lybrand L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our reports for Waterford Gaming, L.L.C. and Waterford Gaming Finance Corporation (the "Companies"), dated October 18, 1996 and December 12, 1996, respectively, on our audits of the balances sheets of the Companies. We also consent to the reference to our firm under the caption "Experts."


Hartford, Connecticut                        /s/ Coopers & Lybrand L.L.P.
December 13, 1996